Exhibit 23.2


RYDER SCOTT COMPANY
PETROLEUM ENGINEERS




CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As independent oil and gas consultants, Ryder Scott Company hereby consents to: (a) the use of our report setting forth our estimates of proved reserves and future revenue, as of December 31, 1999, to the interest of American Resources Offshore, Inc. in certain oil and gas properties; and (b) all references to our firm included in or made a part of Blue Dolphin Energy Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                                           RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS


Houston, Texas
March 30, 2000

                               FOURTH AMENDMENT TO
                                 LOAN AGREEMENT


THIS FOURTH AMENDMENT TO LOAN AGREEMENT ("Amendment") is made as of the 18 day of August, 1998, by and between BLUE DOLPHIN ENERGY COMPANY, BLUE DOLPHIN PIPE LINE COMPANY, BUCCANEER PIPE LINE CO., MISSION ENERGY, INC. D/B/A/ MEl MISSION ENERGY, INC., BLUE DOLPHIN EXPLORATION COMPANY, PREVIOUSLY KNOWN AS IVORY PRODUCTION CO., and BLUE DOLPHIN SERVICES CO. (collectively, the "Borrower") and BANK ONE, TEXAS, N.A. (the "Bank").

WHEREAS, the Borrower and the Bank entered into a Loan Agreement dated January 14, 1994, as amended from time to time (the "Loan Agreement"); and

WHEREAS, the parties hereto desire to amend the Loan Agreement as set forth below;

NOW, THEREFORE, the parties hereto agree as follows:


        ARTICLE I

Section 1.01 Capitalized terms not defined herein shall have the meaning ascribed in the Loan Agreement.


        ARTICLE II

Section 2.01 Effective as of the date hereof, Section 1.01 of the Loan Agreement is hereby amended by adding the following definitions thereto:

"Letters of Credit" mean letters of credit to be issued by Bank for the account of Borrower pursuant to Section 2.12, in the form acceptable to Bank, and all extensions, renewals and modifications thereof.

"Security Agreements" means, without limitation, the Assignment of Contracts, the Deed of Trust, the Stock Pledge Agreement and all other Loan documents now existing or hereafter executed by Borrower creating liens or security interests for the benefit of Bank to secure any part of Borrower s obligations to Bank.

"Fourth Amendment" shall mean that certain Fourth Amendment to Loan Agreement, entered into by and among Bank and Borrower on August 1k., 1998.

Section 2.02 Effective as of the date hereof, Article II of the Loan Agreement is hereby amended by adding the following new Sections 2.12 and 2.13 thereto:

Section 2.12 Letters of Credit. Subject to the terms and conditions of this Agreement, the Bank agrees to issue one or more Letters of Credit for the account of Borrower from time to time following receipt of an application for a Letter of Credit executed by the Borrower on the Bank s then-current form of application at least two (2) Business Days prior to the requested date of the issuance of such Letter of Credit in such amount as the Borrower may request and in an aggregate amount not to exceed at any time Two Hundred Fifty Thousand Dollars ($250,000). No Letter of Credit issued shall expire beyond the Termination Date. The amount of any such Letter of Credit, so long as it is outstanding, shall be deemed to reduce the amount available under the Revolving Commitment. If any amount is drawn under any such Letter of Credit, such amount shall be repaid by Borrower to Bank on or before the next Business Day after it was drawn, and until any such repayment is made, Bank shall have the right, but not the obligation, to treat the amount drawn as a Loan covered by the-provisions of this Agreement, evidenced by the Note, and secured by the Security Instruments. If there is any conflict between the terms of a Letter of Credit and the terms of this Agreement, the terms of this Agreement shall control.

Section 2.13 Letter of Credit Fee. As consideration for the issuance by the Bank of Letters of Credit for the account of the Borrower, the Borrower agrees to pay to the Bank a fee of one percent (1.0%) per annum pro rata, based on the number of days outstanding, of the amount of each such Letter of Credit, the first such per annum fee for each Letter of Credit to be payable in advance of the issuance of such Letter of Credit, with successive per annum fees to be paid in advance of the anniversary date of the issuance of such Letter of Credit if it is to remain in effect beyond such anniversary date.

Section 2.03 Effective as of the date hereof, Section 7.14 of the Loan Agreement is hereby amended and restated to read as follows:

Section 7.14 Certain Capital Expenditures. As of January 1, 1997 and for each year thereafter, make any capital expenditures for items other than for acquisitions and abandonment costs exceeding $785,000 in the aggregate per annum on a consolidated basis.


        ARTICLE III

Section 3.01 This Amendment shall become effective only after it is fully executed by the Borrower and the Bank.

        ARTICLE IV


Section 4.01 The Borrower represents and warrants that (a) the representations and warranties contained in the Loan Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, act or event which could constitute an Event of Default under the Loan Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an Event of Default under the Loan Agreement.

Section 4.02 The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this Amendment, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this Amendment.

Section 4.03 This Amendment is a modification only and not a novation. Except for the above-quoted modification(s), the Loan Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Loan Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Loan Agreement or release any owner of collateral securing the Loan Agreement. The validity, priority and enforceability of the Loan Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Loan Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. Borrower acknowledges that as of the date of this Amendment it has no offsets with respect to all amounts owed by Borrower to Bank and Borrower waives and releases all claims which it may have against Bank arising under the Loan Agreement on or prior to the date of this Amendment.

Section 4.04 The Borrower acknowledges and agrees that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Loan Agreement; the Borrower hereby specifically ratifies and affirms the terms and provisions of the Loan Agreement. Borrower releases Bank from any and all claims which may have arisen, known or unknown, in connection with the Loan Agreement on or prior to the date hereof. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank s part to grant other or future amendments, should any be requested.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.


        (Signature page to follow)
BORROWER:

BLUE DOLPHIN ENERGY COMPANY

BLUE DOLPHIN PIPE LINE COMPANY

BUCCANEER PIPE LINE CO.

MISSION ENERGY, INC.
DJB/A/ MEl MISSION ENERGY, INC.

BLUE DOLPHIN EXPLORATION COMPANY,
PREVIOUSLY KNOWN AS IVORY PRODUCTION CO.

BLUE DOLPHIN-SERVICES CO.

By: /s/ MICHAEL JACOBSON
Name:   Michael Jacobson
Title:  President


BANK:

BANK ONE, TEXAS, N.A.

By: /S/ MICHELLE WOLPERT
Name:   Michelle Wolpert
Title:  Vice President

(2) The Company purchased certain assets from Jack Masters, Inc. an Oklahoma Corporation, d/b/a J&J Masters Oil Company and M000, R000 Oil Company, Inc., an Oklahoma Corporation and J&J Express Lube, Inc., an Oklahoma Corporation, pursuant to an Agreement for Purchase and Sale of Assets dated May 10,1995. The assets purchased included goodwill, an agreement not to compete, trucks, tanks, forklifts, jacks, furniture, racks and inventory. As part of this transaction, the Company subleased certain real property from Jack Masters, Inc., an Oklahoma Corporation, d/b/a 1i&J Masters Oil Company and M000. The base lease was by and between Red Rock Petroleum Company, an Oklahoma Corporation, as Landlord, and Jack Masters, Inc., an Oklahoma Corporation, as tenant, dated September 24, 1992. The subleased property is located at 1600 Skyline Boulevard in Oklahoma City, Oklahoma. The sublease has expired and the Company now leases the property directly from the owner on a month-to-month basis.

(3) The Company purchased certain assets from Crest Oil and Chemical, Inc., an Oklahoma Corporation, pursuant to Asset Purchase Agreement dated July 27, 1998. The assets purchased included preprinted product labels, blending formulations, customer and supplier lists, customer account records, pricing and cost information, advertising and promotional materials, vendor records and all of Crest Oil and Chemical, Inc. s trademarks, service marks, trade dress, logos, trade names and goodwill. The trademarks/trade names included Crest, Celebrity, Octane Plus, Heat Pruf, Golden West, Super Lube, Double Eagle and Medallion Marketing.

a Missouri The Company purchased certain assets from Simpson-Perry Oil Company, Corporation, under the Asset Purchase Agreement. The assets purchased included accounts receivable, furniture, fixtures, supplies and equipment, inventory, books of accounts, records, sales, data and customer lists, goodwill, certain corporate names, trade names, trademarks and intangibles, a covenant not to compete and certain contracts. The transaction also involved the issuance of one thousand shares of the Company s Class A Preferred Stock which the Company is obligated to redeem over a period of ten years. As part of the transaction, the Company also leased certain real property from Dakota Leasing Co., a Missouri Corporation. The property is located at 1001 Empire Street In Joplin, Missouri.

(5) The Company has not been a subsidiary or division of another corporation or a part of an acquisition that was later rescinded. However, the Company was a party to Letter Agreement by and between the Company and Vine Street Partners, Inc. executed on or about July 1,1999 which contemplated the possible acquisition of the Company. A copy of that Letter Agreement is attached as Exhibit UBW to this Disclosure Statement.

                               FIFTH AMENDMENT TO
                      LOAN AGREEMENT DATED JANUARY 14, 1994
             BY AND AMONG BLUE DOLPHIN ENERGY COMPANY, BLUE DOLPHIN
                   PIPE LINE COMPANY, BUCCANEER PIPE LINE CO.,
              MISSION ENERGY, INC. D/B/A/ MEI MISSION ENERGY, INC.,
                        BLUE DOLPHIN EXPLORATION COMPANY,
                          (F/K/A IVORY PRODUCTION CO.),
                         AND BLUE DOLPHIN SERVICES CO.,
                                       AND
                              BANK ONE, TEXAS, N.A.


               This Fifth Amendment to Loan Agreement dated January 14, 1994 (this "Fifth Amendment") by and among BLUE DOLPHIN ENERGY COMPANY, BLUE DOLPHIN PIPE LINE COMPANY, BUCCANEER PIPE LINE CO., MISSION ENERGY, INC. D/B/A/ MEI MISSION ENERGY, INC., BLUE DOLPHIN EXPLORATION COMPANY, (F/K/A IVORY PRODUCTION CO.), AND BLUE DOLPHIN SERVICES CO., (each, individually, a "Borrower" and, collectively, the "Borrowers") and BANK ONE, TEXAS, N.A., a national banking association (the "Bank") is entered into on this 17th day of December, 1999.

                              W I T N E S S E T H:

               WHEREAS, Borrowers and Bank entered into a Loan Agreement dated January 14, 1994, as amended by that certain First Amendment thereto dated February 7, 1995, that certain Second Amendment thereto dated December 22, 1995, that certain Third Amendment thereto dated November 5, 1996, and that certain Fourth Amendment thereto dated August 18, 1998 (the "Loan Agreement").

               WHEREAS, Borrowers have requested that Bank (i) reset the Borrowing Base and (ii) make certain other modifications to the Loan Agreement.

               WHEREAS, Bank is willing to enter into the requested amendment, subject to and conditioned upon the provisions set forth herein.

               NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

I.      AMENDMENTS TO LOAN AGREEMENT.

        SECTION 1.01 is hereby amended by adding the following definitions thereto:

               "CONVERTIBLE SHAREHOLDER DEBT" shall mean the Indebtedness evidenced by that certain Nonnegotiable Convertible Promissory Note dated December 1, 1999 executed by Blue Dolphin Energy Company and made payable to Harris A. Kaffie in the face amount of $1,000,000.00.

               "FIFTH AMENDMENT" shall mean that certain Fifth Amendment to the Loan Agreement, by and among Bank and Borrowers dated December 17, 1999.

        SECTION 1.01 is hereby further amended by replacing the following definition in its entirety to read as follows:

               "TERMINATION DATE" means January 1, 2001.

        SECTION 2.04, BORROWING BASE DETERMINATION, as amended by the Second Amendment and the Third Amendment, is hereby further amended by revising the first sentence thereto to read as follows:

               "The Borrowing Base is hereby established at $0.00 effective as of January 1, 2000 until the next redetermination of the Borrowing Base."

        ARTICLE IV, CONDITIONS PRECEDENT, is hereby amended by adding the following new Section 4.14:

               4.14 CONDITIONS PRECEDENT IN CONNECTION WITH THE FIFTH AMENDMENT. The obligation of Bank to be bound by the terms of this Fifth Amendment, in addition to the foregoing provisions, is also subject to the following conditions precedent:

               (a) RECEIPT OF FIFTH AMENDMENT AND COMPLIANCE CERTIFICATE. Bank shall have received multiple counterparts of the Fifth Amendment, as requested by Bank, and the Compliance Certificate duly executed by an authorized officer for Borrower.

               (b) LEGAL MATTERS SATISFACTORY TO SPECIAL COUNSEL TO BANK. All legal matters incident to the consummation of the transactions contemplated by the Fifth Amendment shall be satisfactory to the firm of Porter & Hedges, L.L.P., special counsel for Bank.

        SECTION 6.18, TANGIBLE NET WORTH REQUIREMENT, of the Loan Agreement is hereby amended by revising the text of that section in its entirety to read as follows:

               Maintain a total tangible net worth (being total assets of the Borrowers, exclusive of (a) those assets classified as intangible, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges, (b) treasury stock and minority interests in any Person, (c) cash set apart and held in a sinking or other analogous fund established for the purposes of redemption or other retirement of capital stock, (d) to the extent not already deducted from total assets, allowances for depreciation, depletion, obsolescence and/or amortization of properties, uncollectible accounts, and contingent but probable liabilities as to which an amount can be established, (e) deferred taxes and (f) all assets arising from advances to officers, former officers or sales representatives of the Borrowers made outside of the ordinary course of business less total liabilities of Borrowers; all of the above being determined in accordance with GAAP), of not less than

        $10,250,000.00 as of the quarter ending September 30, 1999, plus the aggregate of eighty percent (80%) of the net income (excluding losses) calculated for each quarter thereafter as of the end of each such quarter.

        SECTION, 7.01 OTHER INDEBTEDNESS, of the Loan Agreement, as amended by the First Amendment, is hereby further amended by deleting the word "and" immediately before subsection (vi) in the first sentence of that section and by adding the following subsection (vii):

        "and (vii) $1,000,000.00 in Convertible Shareholder Debt"

II. CERTAIN WAIVERS AND EXTENT OF AMENDMENTS. Bank hereby waives Borrowers' noncompliance with (i) Section 6.18, Tangible Net Worth Requirement, solely to the extent that Borrowers were not in compliance with such provision for the fiscal quarter ending September 30, 1999 and (ii) Section 7.01, Other Indebtedness, solely to the extent that Borrowers were not in compliance with such provision prior to the execution of this Fifth Amendment. This Fifth Amendment shall not be deemed to be a waiver by Bank of any covenant, condition or obligation on the part of the Borrowers under the Loan Agreement, as amended hereby, except as expressly set forth herein. In addition, this Fifth Amendment shall in no respect evidence any commitment by the Bank to grant any future waivers of any covenant, condition or obligation on the part of the Borrowers under the Loan Agreement, as amended hereby. Any further waivers or consents must be specifically agreed to in writing in accordance with Section 9.10 of the Loan Agreement.

III. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Fifth Amendment, each Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

        A. The execution and delivery of this Fifth Amendment and the performance by each of the Borrowers of its obligations under this Fifth Amendment are within each Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of any of the Borrowers or of any agreement binding upon any Borrower.

        B. This Fifth Amendment represents the legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

        C. Since the date of the Loan Agreement, no change, event or state of affairs has occurred and is continuing which would constitute an Event of Default or an Unmatured Event of Default.

IV. DEFINED TERMS. Terms used herein that are defined in the Loan Agreement shall have the same meanings herein, unless the context otherwise requires.

V. REAFFIRMATION OF LOAN AGREEMENT. This Fifth Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.

VI. GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Fifth Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrowers and the Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Fifth Amendment or any other Loan Documents; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

VII. SEVERABILITY. Whenever possible each provision of this Fifth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Fifth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Fifth Amendment.

VIII. EXECUTION IN COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts on different dates, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

IX. SECTION CAPTIONS. Section captions used in this Fifth Amendment are for convenience of reference only, and shall not affect the construction of this Fifth Amendment.

X. SUCCESSORS AND ASSIGNS. This Fifth Amendment shall be binding upon each of the Borrowers, the Bank and its respective successors and assigns, and shall inure to the benefit of the Borrowers, the Bank and the respective successors and assigns of the Bank.

XI. NON-APPLICATION OF CHAPTER 346 OF TEXAS FINANCE CODE. The provisions of Chapter 346 Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) are specifically declared by the parties hereto not to be applicable to this Fifth Amendment or any of the other Loan Documents or to the transactions contemplated hereby.

XII. NOTICE. THE LOAN AGREEMENT, AS HEREBY AMENDED, EMBODIES THE ENTIRE AGREEMENT BETWEEN THE BORROWERS AND THE BANK AND SUPERSEDES ALL PRIOR PROPOSALS, AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE BORROWERS CERTIFIES THAT IT IS RELYING ON NO REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT

EXCEPT FOR THOSE SET FORTH IN THE LOAN AGREEMENT, AS HEREBY AMENDED, AND THE OTHER DOCUMENTS PREVIOUSLY EXECUTED IN CONNECTION THEREWITH.

        IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the day and year first above written.

                                              BORROWERS:

                                              BLUE DOLPHIN ENERGY COMPANY


                                              By: ______________________________
                                                  Brian Lloyd
                                                  Vice President


                                              BLUE DOLPHIN PIPE LINE COMPANY


                                              By: ______________________________
                                                  Brian Lloyd
                                                  Vice President


                                              BUCCANEER PIPE LINE CO.


                                              By: ______________________________
                                                  Brian Lloyd
                                                  Vice President

                                              MISSION ENERGY, INC. dba
                                              MEI MISSION ENERGY, INC.


                                              By: ______________________________
                                                  Brian Lloyd
                                                  Vice President


                                              BLUE DOLPHIN EXPLORATION COMPANY,
                                              (F/K/A IVORY PRODUCTION CO.)


                                              By: ______________________________
                                                  Brian Lloyd
                                                  Vice President

                                              BLUE DOLPHIN SERVICES CO.


                                              By: ______________________________
                                                  Brian Lloyd
                                                  Vice President



                                              BANK:

                                              BANK ONE, TEXAS, N.A.


                                              By: ______________________________
                                                  Michelle Wolpert
                                                  Vice President

                               SIXTH AMENDMENT TO
                      LOAN AGREEMENT DATED JANUARY 14, 1994
             BY AND AMONG BLUE DOLPHIN ENERGY COMPANY, BLUE DOLPHIN
                   PIPE LINE COMPANY, BUCCANEER PIPE LINE CO.,
              MISSION ENERGY, INC. D/B/A/ MEI MISSION ENERGY, INC.,
                        BLUE DOLPHIN EXPLORATION COMPANY,
                          (F/K/A IVORY PRODUCTION CO.),
                         AND BLUE DOLPHIN SERVICES CO.,
                                       AND
                              BANK ONE, TEXAS, N.A.


               This Sixth Amendment to Loan Agreement dated January 14, 1994 (this "Sixth Amendment") by and among BLUE DOLPHIN ENERGY COMPANY (THE "PARENT COMPANY"), BLUE DOLPHIN PIPE LINE COMPANY, BUCCANEER PIPE LINE CO., MISSION ENERGY, INC. D/B/A/ MEI MISSION ENERGY, INC., BLUE DOLPHIN EXPLORATION COMPANY, (F/K/A IVORY PRODUCTION CO.), BLUE DOLPHIN SERVICES CO., BLACK MARLIN PIPELINE COMPANY ("BMPC") AND BLACK MARLIN ENERGY COMPANY ("BMEC") (collectively, the "Borrowers") and BANK ONE, TEXAS, N.A., a national banking association (the "Bank") is entered into on this 12th day of January, 2000.

                              W I T N E S S E T H:

               WHEREAS, Borrowers (other than BMEC and BMPC) and Bank entered into a Loan Agreement dated January 14, 1994, as amended by that certain First Amendment thereto dated February 7, 1995, that certain Second Amendment thereto dated December 22, 1995, that certain Third Amendment thereto dated November 5, 1996, that certain Fourth Amendment thereto dated August 18, 1998 and that certain Fifth Amendment thereto dated December 17, 1999 (the "Loan Agreement").

               WHEREAS, pursuant to that certain Purchase and Sale Agreement dated September 28, 1998, Enron Pipeline Company, as 100% owner of the outstanding capital stock of BMPC, sold to BMEC (a wholly owned subsidiary of the Parent Company) all of the outstanding capital stock of BMPC.

               WHEREAS, BMPC and BMEC are both now wholly owned subsidiaries of the Parent Company.

               WHEREAS, Borrowers desire that BMEC and BMPC become co-Borrowers under the Loan Agreement.

               WHEREAS, Borrowers desire to pledge certain assets of BMEC and BMPC as Collateral Property under the Loan Agreement.

               WHEREAS, Bank is willing to enter into the requested amendment, subject to and conditioned upon the provisions set forth herein.

               NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

I.      AMENDMENTS TO LOAN AGREEMENT.

        THE PREAMBLE of the Loan Agreement is hereby amended by adding the following text immediately preceding the text "(collectively referred to herein as "Borrowers")":

               BLACK MARLIN ENERGY COMPANY, A DELAWARE CORPORATION ("BMEC"), BLACK MARLIN PIPELINE COMPANY, A TEXAS CORPORATION ("BMPC")

        GENERAL. By their execution of the Sixth Amendment, BMEC's and BMPC's signature blocks are hereby deemed added to the other signature blocks at the end of the Loan Agreement, and, unless specified otherwise, are hereafter co-Borrowers under the Loan Agreement, as hereby amended, and do hereby assume, ratify, accept and confirm all such obligations as Borrowers under the Loan Documents.

        SECTION 1.01 is hereby amended by adding the following definitions thereto:

               "SIXTH AMENDMENT" shall mean that certain Sixth Amendment to the Loan Agreement, by and among Bank and Borrowers dated January 12, 2000.

               "NOTE" shall mean that certain Amended and Restated Promissory
               Note in the original face amount of $10,000,000.00 dated of even date with the Sixth Amendment made by Borrowers payable to the order of Bank in the form attached as Exhibit "A" to the Sixth Amendment, which amends and restates, but does not extinguish, the Note dated January 14, 1994 made by Borrower payable to the order of Bank, as amended by that certain Renewal Note dated November 5, 1996, together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof, which promissory note shall evidence the Loans.

        SECTION 1.01 is hereby amended by replacing the following definitions in their entirety to read as follows:

               "COLLATERAL PROPERTY" means: (a) that certain tracts of real property owned by Mission Energy and BMPC, upon which a certain shore facility sites are located, (b) those certain shore facility site owned by Mission Energy and BMPC, and all improvements, fixtures, personal property, equipment, rights and appurtenances associated therewith, (c) those certain easements, rights-of-way and permits owned by Buccaneer, Blue Dolphin and BMPC and all pipelines, fixtures, personal property, equipment, rights and appurtenances associated therewith, all in Brazoria and

               Galveston Counties, Texas, as more fully described on
               Schedule 1-B hereto and Supplemental Schedule 1-B to the Sixth Amendment.

               "DEED OF TRUST" shall mean each Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production in favor of Bank, in substantially the form of Exhibit "E-1" and Exhibit "E-2" hereto and in the form dated of even date with the Sixth Amendment, as the same may be amended, supplemented, or modified from time to time.

               "STOCK PLEDGE AGREEMENT" means (i) Stock Pledge Agreement of the Parent Company in favor of Bank in substantially the form of Exhibit "C" hereto, (ii) the Stock Pledge Agreement of BMEC in favor of Bank dated of even date with the Sixth Amendment, and
               (iii) the First Amendment to Stock Pledge Agreement of the Parent Company in favor of Bank dated of even date with the Sixth Amendment as the same may be amended, supplemented or modified from time to time.

        SECTION 3.01 of the Loan Agreement is hereby amended by revising the following sub-section Section 3.01 (f) in its entirety to read as follows:

               (f) The Parent Company shall grant to Bank a first priority security interest in the stock of Blue Dolphin, Buccaneer, Mission Energy, Ivory, Dolphin Services and BMEC; and BMEC shall grant to Bank a first priority security interest in the stock of BMPC (all the foregoing entities, collectively, the "Dolphin Subsidiaries").

        ARTICLE IV IS HEREBY AMENDED BY ADDING THE FOLLOWING NEW SECTION 4.15:

               4.15 CONDITIONS PRECEDENT IN CONNECTION WITH THE SIXTH AMENDMENT. The obligation of Bank to be bound by the terms of this Sixth Amendment, in addition to the foregoing provisions, is also subject to the following conditions precedent:

               (a) RECEIPT OF AMENDED AND RESTATED PROMISSORY NOTE, SIXTH AMENDMENT AND COMPLIANCE CERTIFICATE. Bank shall have received the Amended and Restated Promissory Note, multiple counterparts of the Sixth Amendment, as requested by Bank, and the Compliance Certificate duly executed by an authorized officer for Borrower.

               (b) RECEIPT OF COLLATERAL DOCUMENTS. As security for the payment of the Note and the performance of the obligations of Borrower under this Agreement, Bank shall have received:

                      (i) a duly executed Stock Pledge Agreement from BMEC to Bank covering 44,800 shares of stock of BMPC owned by BMEC, along with a duly executed corresponding stock power;

                      (ii) a duly executed First Amendment to Stock Pledge Agreement from the Parent Company to Bank covering its stock in BMPC, along with a duly executed corresponding stock power;

                      (iii) a duly executed First Amendment to Security Agreement from the Parent Company to Bank; and

                      (iv) a duly executed Deed of Trust covering the Collateral Property added pursuant to the Sixth Amendment.

               (c) RECEIPT OF CERTIFIED COPY OF CORPORATE PROCEEDINGS AND CERTIFICATE OF INCUMBENCY. Bank shall have received from Borrower copies of the resolutions of its board of directors authorizing the transactions set forth in the Sixth Amendment and the execution of the Sixth Amendment and the Amended and Restated Promissory Note, such copy or copies to be certified by the secretary or an assistant secretary as being true and correct and in full force and effect as of the date of such certificate. In addition, Bank shall have received from Borrower a certificate of incumbency signed by the secretary or an assistant secretary setting forth (a) the names of the officers executing the Sixth Amendment and the Amended and Restated Promissory Note, (b) the office(s) to which such Persons have been elected and in which they presently serve and (c) an original specimen signature of each such person.

               (d) LEGAL MATTERS SATISFACTORY TO SPECIAL COUNSEL TO BANK. All legal matters incident to the consummation of the transactions contemplated by the Sixth Amendment shall be satisfactory to the firm of Porter & Hedges, L.L.P., special counsel for Bank.

        ARTICLE IX, MISCELLANEOUS is amended by adding the following addresses to Notices for Borrower under Section 9.11:

                      Black Marlin Energy Company
                      801 Travis, Suite 2100
                      Houston, Texas 77002

                      Black Marlin Pipeline Company
                      801 Travis, Suite 2100
                      Houston, Texas 77002

        "EXHIBIT A," the form of Promissory Note, attached to the Loan Agreement, as replaced by the Renewal Note, is hereby replaced with Exhibit A attached to the Sixth Amendment.

        "SCHEDULE 1-B," the description of Collateral Property, attached to the Loan Agreement is hereby amended by adding Supplemental Schedule 1-B attached to the Sixth Amendment.

        "SCHEDULE 1-C," the description of Borrowing Base Contracts, attached to the Loan Agreement is hereby amended by adding Supplemental Schedule 1-C attached to the Sixth Amendment.

II. EXTENT OF AMENDMENTS. This Sixth Amendment shall not be deemed to be a waiver by Bank of any covenant, condition or obligation on the part of the Borrowers under the Loan Agreement, as amended hereby, except as expressly set forth herein. In addition, this Sixth Amendment shall in no respect evidence any commitment by the Bank to grant any future waivers of any covenant, condition or obligation on the part of the Borrowers under the Loan Agreement, as amended hereby. Any further waivers or consents must be specifically agreed to in writing in accordance with Section 9.10 of the Loan Agreement.

III. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Sixth Amendment, each Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

        A. The execution and delivery of this Sixth Amendment and the performance by each of the Borrowers of its obligations under this Sixth Amendment are within each Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of any of the Borrowers or of any agreement binding upon any Borrower.

        B. This Sixth Amendment represents the legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

        C. Since the date of the Loan Agreement, no change, event or state of affairs has occurred and is continuing which would constitute an Event of Default or an Unmatured Event of Default.

IV. DEFINED TERMS. Terms used herein that are defined in the Loan Agreement shall have the same meanings herein, unless the context otherwise requires.

V. REAFFIRMATION OF LOAN AGREEMENT. This Sixth Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as amended hereby, is hereby ratified, adopted and confirmed in each and every respect.

VI. GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Sixth Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris

County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrowers and the Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Sixth Amendment or any other Loan Documents; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

VII. SEVERABILITY. Whenever possible each provision of this Sixth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Sixth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Sixth Amendment.

VIII. EXECUTION IN COUNTERPARTS. This Sixth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts on different dates, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

IX. SECTION CAPTIONS. Section captions used in this Sixth Amendment are for convenience of reference only, and shall not affect the construction of this Sixth Amendment.

X. SUCCESSORS AND ASSIGNS. This Sixth Amendment shall be binding upon each of the Borrowers, the Bank and its respective successors and assigns, and shall inure to the benefit of the Borrowers, the Bank and the respective successors and assigns of the Bank.

XI. NON-APPLICATION OF CHAPTER 346 OF TEXAS FINANCE CODE. The provisions of Chapter 346 Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) are specifically declared by the parties hereto not to be applicable to this Sixth Amendment or any of the other Loan Documents or to the transactions contemplated hereby.

XII. NOTICE. THE LOAN AGREEMENT, AS HEREBY AMENDED, EMBODIES THE ENTIRE AGREEMENT BETWEEN THE BORROWERS AND THE BANK AND SUPERSEDES ALL PRIOR PROPOSALS, AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE BORROWERS CERTIFIES THAT IT IS RELYING ON NO REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT EXCEPT FOR THOSE SET FORTH IN THE LOAN AGREEMENT, AS HEREBY AMENDED, AND THE OTHER DOCUMENTS PREVIOUSLY EXECUTED IN CONNECTION THEREWITH.

        IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the day and year first above written.

                                              BORROWERS:

                                              BLUE DOLPHIN ENERGY COMPANY


                                              By: ______________________________
                                                  Michael J. Jacobson
                                                  President


                                              BLUE DOLPHIN PIPE LINE COMPANY


                                              By: ______________________________
                                                   Michael J. Jacobson
                                                   President


                                              BUCCANEER PIPE LINE CO.


                                              By: ______________________________
                                                   Michael J. Jacobson
                                                   President

                                              MISSION ENERGY, INC. dba
                                              MEI MISSION ENERGY, INC.


                                              By: ______________________________
                                                  Michael J. Jacobson
                                                  President

                                              BLUE DOLPHIN EXPLORATION COMPANY,
                                              (F/K/A IVORY PRODUCTION CO.)


                                              By: ______________________________
                                                   Michael J. Jacobson
                                                   President

                                              BLUE DOLPHIN SERVICES CO.


                                              By: ______________________________
                                                   Michael J. Jacobson
                                                   President


                                              BLACK MARLIN ENERGY COMPANY


                                              By: ______________________________
                                                   Michael J. Jacobson
                                                   President

                                              BLACK MARLIN PIPELINE COMPANY


                                              By: ______________________________
                                                   Michael J. Jacobson
                                                   President



                                              BANK:

                                              BANK ONE, TEXAS, N.A.


                                              By: ______________________________
                                                   Michelle Wolpert
                                                   Vice President

                           BLUE DOLPHIN ENERGY COMPANY
                              List of Subsidiaries

               COMPANY                                 STATE OF INCORPORATION


               Blue Dolphin Services Company           Texas

               Mission Energy, Inc.                    Delaware

               Blue Dolphin Exploration Company        Delaware

               Blue Dolphin Pipe Line Company          Delaware

               Buccaneer Pipe Line Company             Texas

               Petroport, Inc.                         Delaware

               Black Marlin Energy Company             Delaware

               Black Marlin Pipeline Company           Texas

               American Resources Offshore, Inc.       Delaware

               New Avoca Gas Storage LLC               Texas